United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2026

ABUNDIA GLOBAL IMPACT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd., Suite 1305

Houston, Texas 77056

(Address of principal executive offices, including zip code)

713-322-8818

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGIG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2026, Abundia Global Impact Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Bower Family Holdings, LLC (“BFH”). Pursuant to the Purchase Agreement, the Company issued BFH a secured promissory note in the original principal amount of $6,500,000, with additional tranches up to $10,000,000 in the aggregate (including the initial note), as agreed upon by the parties for not less than $500,000 each, for a period of two years, with an interest rate of 10% (the “Note”). Pursuant to the Note, any accrued and/or unpaid interest and all overdue amounts will be subject to a 3% interest rate per year. The Note is due twenty-four (24) months from its issue date.

The Company will use the net proceeds for general working capital and corporate purposes, and the repayment of $4,193,129.03 of indebtedness outstanding under that certain senior secured convertible promissory note, dated April 1, 2026, issued by the Company pursuant to the membership interest purchase agreement by and between the Company and Abundia Financial, LLC.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Note is secured, and in connection therewith, the parties entered into a security agreement dated August 15, 2026 (the “Security Agreement”). The Note is secured by the certain property together with all buildings, structures, improvements, fixtures, easements, rights-of-way, hereditaments, appurtenances, tenements, privileges and interests now or hereafter located thereon or relating thereto, and all substitutions, replacements, additions, accessions, proceeds and products thereof (as described in the Security Agreement).

The foregoing summaries of the Note, the Purchase Agreement, and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Form 8-K”), which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Form 8-K related to the Note is incorporated herein by reference.

Item 8.01. Other Events

On August 17, 2026, the Company issued a press release (the “Press Release”) announcing the transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1*	Note, dated as of August 15, 2026
10.1*	Securities Purchase Agreement, dated as of August 15, 2026, by and between the Company and Bower Family Holdings, LLC.
10.2*	Security Agreement, dated as of August 15, 2026, by and between the Company and Bower Family Holdings, LLC.
99.1	Press Release, dated August 17, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules or exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABUNDIA GLOBAL IMPACT GROUP, INC.

Dated: August 17, 2026
	By:	/s/ Edward Gillespie
	Name:	Edward Gillespie